UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2016

ScanSource, Inc.

(Exact name of Registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 29, 2016, ScanSource, Inc. (the “Company”) completed its previously announced acquisition of substantially all the assets of Intelisys Communications, Inc. (“Intelisys”) from Rick Dellar, Rick Sheldon, and Dana Topping. Intelisys is a technology services distributor with voice, data, access, cable, collaboration, wireless, cloud and similar services.

The purchase price consisted of $83.6 million paid in cash at closing ($8.46 million of which is being held in escrow to support the post-closing obligations of the sellers), and annual earn-out payments based upon the performance of the business during the four-year period following the closing. The total earn-out payments are estimated to be in the range of $100 million to $150 million, depending on the performance of the business. The amount of the purchase price paid in cash at closing was funded through a combination of cash on hand and borrowings from the Company’s revolving credit facility.

The Company previously disclosed the acquisition in a Form 8-K filed on August 8, 2016, with a description of the definitive agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: August 30, 2016	By:	/s/ John J. Ellsworth
	Name:	John J. Ellsworth
	Its:	General Counsel and Executive Vice President